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                 CONSENT OF INDEPENDENT ACCOUNTANTS

We hereby consent to the incorporation by reference in the Registration Statement on Form S-8 (No. 33-44805, No. 33-72504 and 33-80637) of Trimark Holdings, Inc. of our report dated September 27, 1999 relating to the financial statements and financial statement schedules, which appears in this Form 10-K.

PricewaterhouseCoopers LLP

Century City, California
September 27, 1999